EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-130747 and 333-143417 on Form S-8 of our report dated March 5, 2008, relating to the consolidated financial statements of CRM Holdings, Ltd. and subsidiaries and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of CRM Holdings, Ltd. dated March 5, 2008.

/s/  JOHNSON LAMBERT & CO LLP

Falls Church, Virginia
March 5, 2008

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